SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	December 8, 2003

Diversified Corporate Resources, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-13984 (Commission File Number)	75-1565578 (I.R.S. Employer Identification No.)
10670 North Central Expressway Suite 600 Dallas, Texas 75231 (Address of principal executive offices)
(972) 458-8500 (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On December 8, 2003, Diversified Corporate Resources, Inc., (the "Company") issued a press release announcing that it has entered into an agreement with B4Ventures, a Dallas-based investment fund, whereby B4 Ventures and certain of its affiliates will purchase, in a private placement, shares of a newly-issued series of voting convertible preferred stock and warrants. If consummated in its entirety, and subject to DCRI achieving certain net income thresholds for fiscal year 2004, the transaction could result in the purchase of the equivalent of approximately 2 million shares of DCRI common stock for approximately $2,250,000. It is intended that $1,650,000 of the proceeds will become available to DCRI in three installments on or before January 15, 2004. Completion of the transaction is subject to final documentation. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.
(c)	Exhibits.
	Exhibit No.	Description of Exhibit
	99.1	Press Release of Diversified Corporate Resources, Inc., dated December 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Corporate Resources, Inc. Registrant
Date: December 8, 2003	By:	/S/ J. Michael Moore J. Michael Moore Chief Executive Officer (Principal Executive Officer)